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                                                                    EXHIBIT 23.5

                   [H.J. GRUY AND ASSOCIATES, INC. LETTERHEAD]

                    CONSENT OF H.J. GRUY AND ASSOCIATES, INC.

We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of references to H.J. Gruy and Associates, Inc. and to the inclusion of and references to our reports, or information contained therein, dated March 10, 2000, and dated March 9, 2001, prepared for Stocker Resources, Inc. in the Registration Statement on Form S-8 of Plains Exploration & Production Company for the filing dated on January 21, 2003.

                                     H.J. GRUY AND ASSOCIATES, INC.
                                     Texas Registration Number F-000637

                                     By: /s/ Sylvia Castilleja
                                         ---------------------------------------
                                         Sylvia Castilleja, P.E.
                                         Vice President


Houston, Texas
January 21, 2003

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